Exhibit 99.1

MEDIA CONTACTS Laurie Roberts, 816/931-8900 lroberts@parriscommunications.com

AMC ENTERTAINMENT INC.

ANNOUNCES LEADERSHIP CHANGE

Chairman and CEO Peter C. Brown Retires;

Gerardo I. Lopez Named Chief Executive Officer and Director

FOR IMMEDIATE RELEASE
February 24, 2009

For further information, contact:

Laurie Roberts, 816/931-8900

Kansas City, Mo. - AMC Entertainment Inc. today announced that Peter C. Brown is retiring as Chairman of the Board, Chief Executive Officer and President of the Company.  AMC also announced the appointment of Gerardo I. (“Gerry”) Lopez as its Chief Executive Officer and his election to the Company’s Board of Directors.   Lopez most recently served as Executive Vice President of Starbucks Coffee Company and President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions.  The leadership changes are effective March 2, 2009.

“Peter Brown has been an integral part of AMC’s extraordinary growth and innovation,” noted Aaron Stone, a director since 2004 who has been named Chairman of the Board.  “His sustained leadership has guided AMC through many challenging events for our industry, as well as several key mergers and acquisitions that helped to build this company from a family-run operation into one of the world’s foremost theatrical exhibition and entertainment companies.  The Board truly appreciates Peter’s service and dedication to AMC over the last 18 years.”

“I am deeply honored to have played a key role in the success of AMC for nearly two decades.   Having helped the company grow from $400 million in revenues when I joined it to the $2.3 billion world-class company it has become,” said Brown, “the time is right for me to turn to the next phase of my life and to the opportunities that exist.  I leave the company confident that it is in the hands of a leader whose deep marketing and consumer background will take it to new heights.”

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Brown began his career with AMC in 1990 and became senior vice president and chief financial officer in 1991.  He served as Executive Vice President from August 1994 to January 1997 and as co-Chairman of the Board from May 1998 through July 1999.  In July 1999, Brown became Chairman and CEO of the company.  He was only the third Chairman in its 89 year history.

“We are very pleased to welcome Gerry Lopez to AMC,” said Chairman of the Board Stone.  “During his tenure at Starbucks, he was a key driver of their consumer products growth strategy, and Gerry is very well-suited to be CEO of AMC.  He is an outstanding leader with a proven history of creating dynamic strategic partnerships and intensely focusing on the customer experience.”

“I am extremely excited to be taking on this new role at AMC, and I look forward to working with the talented AMC team to achieve many successes in the future,” said Lopez.  “This year, and for years to come, we have a fantastic opportunity to grow our company and bring the AMC experience to new audiences.”

Prior to joining Starbucks, Lopez was president of the Handleman Entertainment Resources division of Handleman Company from November 2001 to September 2004, and its senior vice president and general manager from May 2000 to November 2001.  Previously, Lopez held a variety of executive management positions with Frito-Lay, Inc., Pepsi-Cola Company and Procter & Gamble Company.

Forward Looking Statements

Certain statements in this press release, as well as reports and other information the Company files with the Securities and Exchange Commission, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  The words “forecast,” “estimate,” “project,” “intend,” “expect,” “should,” “believe” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which the

Company operates; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of theatre attendance and major motion picture releases; shifts in population and other demographics; the Company’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to the Company; the Company’s need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to the Company significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines.  This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive.  In addition, new risks and uncertainties may arise from time to time.  Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty.  Except as required by law, the Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About AMC Entertainment Inc.

Headquartered in Kansas City, Mo., AMC Entertainment Inc. is a leading theatrical exhibition and entertainment company. With a history of industry leadership and innovation dating back to 1920, the company today serves more than 235 million guests annually through interests in 309 theatres with 4,628 screens in five countries. www.amctheatres.com

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